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                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

NetSilicon, Inc.
Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (including a Reoffer Prospectus on Form S-3)(No. 333-32368) and the Registration Statements on Form S-8 (No. 333-44818) and Form S-3 (No. 333-47670) of our audit report dated February 23, 2001, relating to the financial statements of NetSilicon, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2001.

                                          BDO SEIDMAN, LLP

Boston, Massachusetts
May 1, 2001

                                       Ex-3